UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report 02/01/07

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Road
Riverbank, CA 95367

(209) 848-3900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

As of February 1, 2007, the Company received $8,000,000 into escrow pursuant to a private placement memorandum (the “PPM”). As a result the Company has recorded convertible notes payable of $8,000,000 and 24,000,000 of warrants. The PPM offering closed on February 1, 2007 and the debentures and warrants have not been issued.

The PPM offered a minimum of 20 units for $25,000 per unit (a “Unit”). Each Unit consists of a $25,000 junior secured subordinated convertible debenture (the “Private Placement Notes”), bearing interest at 10% with principal and accrued interest due 18 months from issuance (“maturity date”), convertible into shares of the Company’s common stock at a price of $0.0975 per share, and a warrant, with a cashless exercise provision, to purchase 75,000 shares of restricted common stock of the Company, exercisable for approximately 10 years (expires April 2015) at an exercise price of $0.06 per share (the “Private Placement Warrants”). The conversion price of the debentures and exercise price of the warrant are subject to anti-dilution downward adjustments in the event the Company sells common stock or securities convertible into common stock at a price below the conversion or exercise prices. The security is subordinated only to the security interest granted to the California Integrated Waste Management Board. The shares underlying the debentures and warrants are subject to piggy back registration rights. In addition, a registration statement must be filed within 30 days after an investor elects to convert all or any portion of the debenture.

The Units offered by the Company were only be offered to “accredited investors” as defined in Rule 501 (a) under the Securities Act and pursuant to Section 506 under the Securities Act.

The PPM’s placement agents is entitled to receive 1 warrant, with a strike price of $0.06 per share/cashless, to acquire that number of shares of common stock of the Company equal to the aggregate of the following: (i) for the initial $5,000,000 raised under the PPM, the placement agent shall receive 1 warrant share for each $1.00 raised; and (ii) for the remaining amount sought, up to an additional $4,000,000, the placement agent shall receive 1.875 warrant shares for each $1.00 raised (collectively referred to as the “Fees”). The Fees apply only to subscriptions derived directly from contacts of the placement agent. The placement agent will not be entitled Fees derived from Company provided contacts.

As of February 1, 2007, the Company received an additional $2,000,000 into escrow pursuant to investment terms substantially similar to the PPM (the “Additional Investment”). As a result the Company has recorded convertible notes payable of $2,000,000 and 6,000,000 of warrants. This investment was secured by a $2,000,000 junior secured subordinated convertible debenture (the “Additional Investment Note”), bearing interest at 10% with principal and accrued interest due 18 months from issuance (“maturity date”), convertible into shares of the Company’s common stock at a price of $0.0975 per share, and a warrant, with a cashless exercise provision, to purchase 6,000,000 shares of restricted common stock of the Company, exercisable for approximately 10 years (expires April 2015) at an exercise price of $0.06 per share (the “Additional Investment Warrant”). The conversion price of the debentures and exercise price of the warrant are subject to anti-dilution downward adjustments in the event the Company sells common stock or securities convertible into common stock at a price below the conversion or exercise prices. The security is subordinated only to the security interest granted to the California Integrated Waste Management Board. The shares underlying the debentures and warrants are subject to piggy back registration rights. In addition, a registration statement must be filed within 30 days after an investor elects to convert all or any portion of the debenture.

The Additional Investment was offered to “accredited investors” as defined in Rule 501 (a) under the Securities Act and pursuant to Section 506 under the Securities Act.

In connection with the Additional Investment, the Additional Investment’s placement agent received a cash payment of $85,000 and will receive a warrant, with a cashless exercise provision, to purchase 314,815 shares of restricted common stock of the Company exercisable for approximately 10 years at an exercise price of $0.27 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)
Date: February 5, 2007
/s/Rodney S. Rougelot
Rodney S. Rougelot, CEO